Exhibit 99.1
Professional Dental Technologies, Inc.
INDEX TO FINANCIAL STATEMENTS

Page
Financial Statements

Consolidated Balance Sheet as of October 31, 2006	2
Unaudited Consolidated Statement of Income for the three months ended October 31, 2006	3
Unaudited Consolidated Statement of Cash Flows for the three months ended October 31, 2006	4
Notes to Unaudited Consolidated Financials	5

Professional Dental Technologies, Inc.
Consolidated Balance Sheet
(In Thousands Except Share Amounts)
October 31, 2006

2006
Assets
Current Assets
Cash and cash equivalents	$5,901
Accounts receivable net of allowance — $243	3,078
Inventory	2,308
Prepaid expenses	276
Deferred income taxes	162
Other current assets	26

Total current assets	11,751

Property and Equipment, Net	3,009

Other Assets	67

Total	$14,827

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable
Trade, including bonuses payable	$1,160
Affiliates	67
Advance payments	604
Accrued payroll	528
Accrued warranty	167
Accrued property tax	49
Accrued expenses	143
Current portion of long-term debt	984

Total current liabilities	3,702

Long-term Debt	213

Stockholders’ Equity
Common stock; par value $100; 3,000 shares authorized; 1,260 shares issued and outstanding as of October 31, 2006 and 2005	126
Additional paid-in capital	317
Retained earnings	10,469

Total stockholders’ equity	10,912

Total	$14,827

See Notes to Consolidated Financial Statements

Professional Dental Technologies, Inc.
Unaudited Consolidated Statement of Income
(In Thousands Except Per Share Amounts)
Three Months Ended October 31, 2006

2006
Sales	$8,819

Costs of Goods Sold	3,315

Gross Profit	5,504

Operating Expenses	4,290

Operating Income	1,214

Other Income (Expense)	140

Income Before Income Taxes	1,354

Provision for Income Taxes	634

Net Income	$720

Earnings Per Share	$1,370

See Notes to Consolidated Financial Statements

Professional Dental Technologies, Inc.
Unaudited Consolidated Statement of Cash Flows
(In Thousands)
Three Months Ended October 31, 2006

2006
Operating Activities
Net income	$720
Items not requiring (providing) cash
Depreciation and amortization	136
Gain on disposal of property and equipment
Deferred income taxes	108
Changes in
Accounts receivable – trade	(64)
Accounts receivable – affiliates	17
Notes receivable	2
Inventory	(170)
Other assets	(52)
Accounts payable – trade including bonuses payable	48
Accrued and other liabilities	184

Net cash provided by operating activities	929

Investing Activities
Purchase of property and equipment	(52)
Proceeds from the sale of property and equipment	1

Net cash used in investing activities	(51)

Financing Activities
Payment of long-term debt	(115)

Net cash used in financing activities	(115)

Increase in Cash and Cash Equivalents	763

Cash and Cash Equivalents, Beginning of Period	5,138

Cash and Cash Equivalents, End of Period	$5,901

Supplemental Schedule of Cash Flow Information
Interest	$23,000
Income taxes	$475,000

Professional Dental Technologies, Inc.
Notes to Unaudited Consolidated Financial Statements
October 31, 2006
Note 1: Summary of Significant Accounting Policies
     Nature of Organization
Professional Dental Technologies, Inc. (the “Company”) is a group of companies headquartered in Batesville, Arkansas, engaged primarily in the business of designing, manufacturing, and marketing products and services for dental professionals to be used in the diagnosis, treatment, and prevention of periodontal and other dental diseases.
     Principles of Consolidation
The consolidated financial statements include the accounts of Professional Dental Technologies, Inc. and its wholly-owned subsidiaries: Professional Dental Manufacturing, Inc.; PDT Image, Inc.; Management Services International, Inc.; and Professional Dental Technologies Therapeutics, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.
     Basis of Presentation
The accompanying consolidated financial statements are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, such financial statements do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. We believe that the accompanying consolidated financial statements reflect all adjustments (which are of a normal recurring nature) that are necessary for a fair presentation of the interim results of operation, financial position and cash flows. These financial statements do not include all of disclosures associated with annual financial statements and, accordingly should be read in conjunction with the notes contained in the Company’s audited consolidated financial statements include in this Form 8-K/A in Exhibit 99.2. The results reported in these interim condensed consolidated financial statements should not be regarded as being necessarily indicative of results that might be expected for the full year.
     Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Note 2: Related Party Transactions
As of October 31, 2006, the Company owes affiliated companies owned by the majority stockholders $67,000. These amounts are reflected as accounts payable-affiliates in the consolidated balance sheet.

Professional Dental Technologies, Inc.
Notes to Unaudited Consolidated Financial Statements
October 31, 2006
Note 3: Inventory
Inventory consisted of the following at October 31, 2006:

Finished goods	$560,000
Work in process	30,000
Raw materials	1,718,000

Total	$2,308,000

Note 4: Property and Equipment
Property and equipment consisted of the following at October 31, 2006:

Land	$527,000
Buildings and improvements	2,563,000
Manufacturing equipment	3,186,000
Vehicles	159,000
Furniture and equipment	916,000
Construction in progress	19,000

Total property and equipment	7,370,000

Less accumulated depreciation	4,361,000

Property and equipment, net	$3,009,000

Note 5: Line of Credit
At October 31, 2006, the Company had an available bank credit line of $3,000,000 against which it had no borrowings. The line of credit is subject to certain restrictive covenants and the loan amount, up to $3,000,000, is not to exceed 75% of eligible receivables and 50% of eligible inventory excluding work in process. The line of credit automatically renews annually unless terminated under the provisions of the agreement. The term of this line of credit began in May 2003.
Note 6: Long-term Debt
Long-term debt consisted of the following at October 31, 2006:

Mortgage payable — collateralized by land and building with a carrying value at October 31, 2006, of $1,193,000, interest at 7.95%, via interest rate swap; monthly payments of principal and interest aggregating $8,068 monthly, with a balloon payment at maturity, April 2007	$610,000

Mortgage payable – collateralized by land and building with a carrying value at October 31, 2006, of $657,000; interest at 4.85%, via interest rate swap, monthly payments of principal and interest aggregating $11,925, maturing April 2009	339,000

Professional Dental Technologies, Inc.
Notes to Unaudited Consolidated Financial Statements
October 31, 2006

Notes payable — collateralized by equipment with a carrying value at October 31, 2006, of $19,000; interest at 5.4%, via interest rate swap; monthly payments of interest aggregating $19,035 of principal plus interest maturing on March 2008	180,000

Notes payable — collateralized by equipment with a carrying value at October 31, 2006, of $36,000; interest at 4.55%, monthly payments of principal and interest aggregating $7,000, maturing May 2007	68,000

1,197,000
Less current portion	984,000

Long-term debt, net of current portion	$213,000

The debt matures as follows for the years ending October 31:

2007	$984,000
2008	133,000
2009	80,000

Total	$1,197,000

Note 7: Derivative Financial Instruments
As a strategy to maintain acceptable levels of exposure to the risk of changes in future cash flows due to interest rate fluctuations, the Company entered into interest rate swap agreements for a portion of its floating rate debt. These agreements provide for the Company to receive interest from the counterparty at LIBOR and to pay interest to the counterparty at fixed rates on notional amounts. Under these agreements, the Company pays or receives the net interest amount monthly, with the monthly settlements included in interest expense.
Note 8: Income Taxes
The provision for income taxes on continuing operations for the three months ended October 31, 2006, consists of the following:

Current expense	$526,000
Deferred income taxes	108,000

Total	$634,000

A reconciliation of the federal statutory income tax rate to the Company’s effective tax rate is as follows:

Tax expense at maximum statutory rate of 34%	$461,000
Nondeductible expenses	118,000
State income taxes net of federal benefit	63,000
Extraterritorial income exclusion	(8,000)

$634,000

Professional Dental Technologies, Inc.
Notes to Unaudited Consolidated Financial Statements
October 31, 2006
Note 9: Commitments and Contingencies
     Licensing Agreement
The Company has a licensing agreement with a foreign company which owns the manufacturing and distribution rights to a rotary dental hygiene device, known as Rota-dent. The agreement contains the following major provisions:
1)	The Company holds the worldwide rights to manufacture and distribute the Rota-dent in perpetuity except for the right to distribute the Rota-dent in Sweden, which was granted back to the foreign company (subject to cancellation by either party on 90 days notice).

2)	The Company was assigned all patents and trademarks of the Rota-dent.

3)	The Company is to pay a royalty of $1.50 to the foreign company for each Rota-dent sold until an aggregate of $8,000,000 in royalties has been paid. During the years ended October 31, 2006, 2005 and 2004, the Company incurred royalties of $268,000, $364,000 and $341,000, respectively, and through October 31, 2006, has incurred aggregate royalties of approximately $8,000,000.
In addition, the Company has certain other licensing agreements related to its distribution of various other products. During the years ended October 31, 2006, 2005 and 2004, the Company incurred royalties under these licensing agreements totaling $72,000, $116,000 and $140,000, respectively.
     Business Venture Agreements
The Company has entered into a rolling five year term agreement commencing on December 5, 1995, with Aztec Developments, Ltd. (“Aztec”), an unrelated company, to manufacture and distribute certain proprietary periodontal dental products for Aztec. As of October 31, 2006, the Company has purchased approximately $60,000 in equipment, that will be used to manufacture the products, which is included in property, plant, and equipment in the consolidated balance sheet. Aztec has agreed to contribute to the Company the completed design of the products and a license to manufacture the products under the patents now in force.
The agreement stipulates fixed royalty amounts payable to the Company and Aztec for items sold, after which, all profits, as defined in the agreement, are to be allocated equally between the Company and Aztec. During the three months ended October 31, 2006, royalties of $7,000 were paid.
     Product Sales Concentration
Sales of the Company’s Rota-dent and accessory products represented approximately 64% of total revenues for the three months ended October 31, 2006.
     Litigation
The Company is engaged in various legal proceedings in the ordinary course of business. The resolution of these matters is not expected to have a material adverse effect on the Company’s financial position, cash flows or results of operations. However, these estimates could change materially in the near term.
Note 10: Subsequent Events
On November 10, 2006, the Company paid a dividend of $3,484,000, $2,765 per share. On November 28, 2006, 44.5 shares under the stock option agreement were exercised, and the Company paid a dividend of $616,000, $473 per share. Also, on November 28, 2006, Zila Merger, Inc., a wholly-owned subsidiary of Zila, Inc., merged with and into the Company, resulting in the Company becoming a wholly-owned subsidiary of Zila, Inc.

Professional Dental Technologies, Inc.
Notes to Unaudited Consolidated Financial Statements
October 31, 2006
Note 11: New Accounting Standards
SFAS No. 123, Share-Based Payment (Revised 2004), establishes standards for the accounting for transactions in which an entity (i) exchanges its equity instruments for goods or services, or (ii) incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of the equity instruments. SFAS 123R eliminates the ability to account for stock-based compensation using APB 25 and requires that such transactions be recognized as compensation cost in the income statement based on their fair values on the measurement date, which is generally the date of the grant. SFAS 123R is to be effective for the Company on November 1, 2006. Subsequent to the end of the year, (See Note 10) all outstanding options at October 31, 2006, were exercised or expired. Any future effect of this new standard cannot be determined at this time.
FIN 48, Uncertainty in Income Taxes, requires disclosure of management’s estimate of the probability of income tax positions being upheld in an income tax audit. It requires the Company to disclose tabular reconciliation of unrecognized tax benefits and management opinions of the probability of tax positions be upheld. Benefits will be recognized if it is more-likely-than-not the position will be substantiated. FIN 48 will be effective beginning November 1, 2007. Management does not expect it to have a material effect on the financial statements of the Company.
Presently, the Company is not aware of any other changes from the Financial Accounting Standards Board that will have a material impact on the Company’s present or future financial statements.